UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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XTO Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XTO ENERGY INC.

810 Houston Street

Fort Worth, Texas 76102

October 15, 2004

Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the Special Meeting of Stockholders to be held in the Camellia I Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, on Tuesday, November 16, 2004, at 10:00 a.m. local time. The matter to be voted upon is the approval of the XTO Energy Inc. 2004 Stock Incentive Plan as described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. There will be no presentations made by the Company at the meeting.

Over the past ten years, XTO Energy has proven to be an outstanding investment for our shareholders, delivering compound annual returns of more than 33%. A critical component of this success has been the Company’s extraordinary management team and employee base. The Compensation Committee and Board of Directors are confident that the Company’s equity-based compensation program has been instrumental in attracting and retaining these individuals, inspiring hard work and rewarding achievement through stock ownership and the ensuing appreciation. The 2004 Stock Incentive Plan is designed to fortify the Company’s unique culture and encourage an ever-expanding foundation of key employees to foster and encourage XTO Energy’s continued growth and success. The Compensation Committee intends to continue the practice of tying the vesting of awards to the performance of the Common Stock, thus aligning the interests of employees and stockholders.

Key tenets of the 2004 Stock Incentive Plan and the new executive compensation structure include:

•	A maximum of 18,000,000 shares are available for awards under the Plan.

•	Awards outstanding at any given point in time under all Company equity incentive plans will be capped at six percent of the Company’s outstanding shares of Common Stock.

•	Awards will be granted to a broader pool of employees.

•	Stock options or SARs, rather than “full-value” stock awards, will be granted to the named executive officers.

•	The term of the Plan is five years, and the maximum term of awards is seven years.

The accompanying Notice of Special Meeting of Stockholders and Proxy Statement further describe the details of the Plan. The Board and the Compensation Committee recommend that you vote FOR the new Plan.

Sincerely,

Bob R. Simpson	Steffen E. Palko
Chairman of the Board and Chief Executive Officer	Vice Chairman and President

XTO ENERGY INC.

810 Houston Street

Fort Worth, Texas 76102

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 16, 2004

To the Stockholders of XTO Energy Inc.:

A Special Meeting of Stockholders of XTO Energy Inc. will be held on Tuesday, November 16, 2004, at 10:00 a.m. local time, in the Camellia I Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, for the purpose of approving the XTO Energy Inc. 2004 Stock Incentive Plan.

By resolution of the Board of Directors, only stockholders of record as of the close of business on Thursday, September 30, 2004, are entitled to receive notice of, and to vote at, the Special Meeting of Stockholders.

Your attention is directed to the Proxy Statement for further information about the matter to be considered.

You are cordially invited to attend the meeting. Whether or not you plan to be present, please complete, date, and sign the enclosed proxy card and return it promptly in the enclosed envelope, or vote through the Internet or telephone by following the voting procedures described on the proxy card. If you plan to attend the meeting, you may revoke your proxy prior to or at the meeting and vote in person.

By Order of the Board of Directors,

Virginia N. Anderson

Secretary

Fort Worth, Texas

October 15, 2004

Certain documents referred to in the Proxy Statement are available at www.xtoenergy.com. Please note that none of the information on our web site is incorporated by reference into this Proxy Statement.

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 16, 2004

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of XTO Energy Inc. (the “Company”) for a Special Meeting of Stockholders (the “Special Meeting”) to be held on Tuesday, November 16, 2004, and any adjournment thereof. We will begin sending or giving this Proxy Statement and the accompanying proxy card to stockholders on or about October 18, 2004. The purpose of the Special Meeting is to approve the XTO Energy Inc. 2004 Stock Incentive Plan (the “2004 Plan”).

GENERAL MATTERS

Shares Outstanding and Voting Rights

All stockholders of record of the Company’s common stock (the “Common Stock”) as of September 30, 2004, are entitled to notice of, and to vote at, the Special Meeting. There were 260,239,997 shares of Common Stock issued and outstanding on that date. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Special Meeting. Stockholders are not entitled to vote cumulatively on the approval of the 2004 Plan or on any other matter.

The Board of Directors requests that you complete, date, sign, and return the enclosed proxy card promptly, or vote through the Internet or by telephone, whether or not you plan to attend the Special Meeting. Please note that there are separate arrangements for voting if your shares are registered in the name of a broker, bank, or other record holder (“street name holders”). You should check the proxy card or voting instructions forwarded by your broker, bank, or other holder of record to see which options are available.

Under Delaware law, stockholder approval of the 2004 Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting and entitled to vote on the matter; for this purpose, abstentions will have the same effect as a vote against the 2004 Plan, and broker non-votes will have no effect on the vote. In addition, for stockholder approval of the 2004 Plan under the rules of the New York Stock Exchange, a majority of the outstanding shares of Common Stock must vote on the 2004 Plan; for this purpose, abstentions count as a vote on the 2004 Plan, but broker non-votes do not.

Whether you vote by mail, Internet, or telephone, your shares of Common Stock will be voted at the Special Meeting in accordance with your instructions. If no specific voting instructions are designated, the shares will be voted as recommended by the Board of Directors.

You may revoke a proxy at any time before it is voted at the Special Meeting. To revoke your proxy, you may submit another signed proxy card with a later date, vote through the Internet or by telephone at a later date, vote in person at the Special Meeting, or send a written notice of revocation to the Secretary of the Company at its principal office, 810 Houston Street, Fort Worth, Texas 76102. If you are a street name holder and you vote by proxy, you may later revoke your proxy instruction by informing the holder of record in accordance with that entity’s procedures. To vote at the Meeting, you must obtain a proxy, executed in your favor, from the broker or other holder of record and bring it to the Meeting.

Cost of Solicitation

The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy materials to beneficial owners of Common Stock. Solicitations will be made primarily by mail, but certain directors, officers, or other employees of the Company may solicit proxies in person, by telephone, or by other means. Such persons will not receive special compensation for their solicitation services. The Company has engaged Mellon Investor Services LLC to solicit proxies from brokers, banks, nominees, and other institutional holders for a fee of $9,500 plus reimbursement for all reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 30, 2004, beneficial ownership of Common Stock by directors, advisory directors, the executive officers named in the Summary Compensation Table, all directors, advisory directors, and executive officers as a group, and all persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

	Common Stock Beneficially Owned(a)
Name	Number of Shares(b)	Percent(c)
Directors and Executive Officers:
Bob R. Simpson (d)	5,563,687	2.14%
Steffen E. Palko	2,240,630	*
Louis G. Baldwin	911,928	*
Keith A. Hutton	1,137,106	*
Vaughn O. Vennerberg, II	823,154	*
William H. Adams III (e)	38,338	*
Lane G. Collins (f)	49,979	*
Phillip R. Kevil (g)	43,528	*
Jack P. Randall	42,608	*
Scott G. Sherman (h)	357,397	*
Herbert D. Simons	395,864	*
Directors and executive officers as a group (12 persons) (i)	15,793,251	6.07%

Certain Beneficial Owners:
Wellington Management Company, LLP (j) 75 State Street Boston, MA 02109	22,563,595	8.67%

*	Less than 1%
(a)	Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.
(b)	The number of shares for directors and executive officers includes options issued under the Company’s 1998 Stock Incentive Plan that are exercisable within 60 days of September 30, 2004, to acquire Common Stock (Mr. Collins, 10,210; Mr. Randall, 20,422; Mr. Sherman, 20,422; Mr. Simons, 10,211; all directors and executive officers as a group, 61,265) and shares of Common Stock held in the Company’s 401(k) Plan (Mr. Simpson, 113,272; Mr. Palko, 124,570; Mr. Baldwin, 119,796; Mr. Hutton, 30,119; Mr. Vennerberg, 11,917; other executive officers, 78,051). The number of options exercisable within 60 days has been adjusted for the March 17, 2004 five-for-four stock split and to reflect the adjustment to the number of shares subject to options as a result of the distribution by the Company on September 18, 2003, of .0059 Cross Timbers Royalty Trust units of beneficial interest for every share of Common Stock held by stockholders.
(c)	Computed as if all options exercisable within 60 days by such beneficial owner had been exercised and the equivalent number of shares was issued and outstanding.
(d)	Includes 14,966 shares of Common Stock held in custodial accounts for his minor children. Excludes 18,750 shares of Common Stock owned by his spouse, as to which Mr. Simpson disclaims any beneficial ownership.
(e)	Includes 6,666 shares of Common Stock held in an IRA account for Mr. Adams.
(f)	Includes 6,042 shares of Common Stock held in an IRA account for Mr. Collins and 8,485 shares of Common Stock in an IRA account beneficially owned by his spouse.
(g)	Includes 1,250 shares of Common Stock owned by his spouse.
(h)	Includes 314,685 shares of Common Stock owned by the Scott Sherman Family Limited Partnership.
(i)	Includes 3,662,031 additional shares of Common Stock held in the Company’s 401(k) Plan as of September 30, 2004, as to which certain executive officers have beneficial ownership due to their collective authority to direct the vote of the shares held in participant accounts.
(j)	Number of shares owned is as last reported by Wellington Management Company on Schedule 13G dated February 13, 2004, reporting ownership as of December 31, 2003, as adjusted for the five-for-four stock split effected on March 17, 2004. As of December 31, 2003, Wellington Management Company, LLP, as an investment advisor, had the shared power to vote 21,530,555 shares and shared power to dispose of 22,563,595 shares.

DIRECTORS’ COMPENSATION

Directors and advisory directors who are also employees of the Company receive no additional compensation for service on the Board of Directors. Each non-employee director receives an annual retainer, paid in four quarterly installments, totaling $100,000 and, pursuant to the Company’s 1998 Stock Incentive Plan, an automatic annual grant of 2,500 shares (as adjusted) that vest immediately. Non-employee advisory directors receive an annual retainer, paid in four quarterly installments, totaling $50,000 and, pursuant to the 1998 Stock Incentive Plan, an automatic annual grant of 1,250 shares (as adjusted) that vest immediately. If the 2004 Plan is approved by stockholders, the automatic grants to non-employee directors and non-employee advisory directors under the 1998 Stock Incentive Plan will cease. The 2004 Plan provides for discretionary awards to non-employee directors and advisory directors covering up to 15,000 shares of Common Stock during any calendar year for each such director. Grants to directors under the 2004 Plan will be determined by the Corporate Governance and Nominating Committee. Non-employee directors and advisory directors receive no additional meeting fees but are reimbursed for travel expenses incurred in conjunction with their attendance at meetings of the Board of Directors and Board committees on which they serve. Non-employee directors have the personal use of Company aircraft for up to six hours per year, and non-employee advisory directors have the personal use of Company aircraft for up to three hours per year. Non-employee directors also have use of Company office space, subject to availability.

Since 2001, non-employee directors and advisory directors have been eligible to participate in the Company’s retiree medical insurance plan. Initially, the plan provided that each non-employee director and advisory director who was at least 55 years old and had served on the Board of Directors a minimum of five years was eligible to participate in the plan and receive medical insurance from the Company at premiums to be determined by the Company from time to time. During 2003, the retiree medical plan was amended to provide benefits to such directors with any combination of age and years of service that totals 60, with a minimum age of 45 and a minimum of five years of service on the Board of Directors. Dependents of eligible directors may also participate in the plan at premiums determined by the Company from time to time. When a director or dependent of a director becomes eligible for insurance under a government-sponsored plan or is eligible for insurance under the plan of an employer, they are no longer eligible to participate in the retiree health plan. None of the directors or their dependents are currently receiving benefits under the plan.

Effective August 2002, the Company adopted an Outside Directors Severance Plan. The plan provides that, in the event of a change in control of the Company, each non-employee director and non-employee advisory director will receive a payment equal to three times the annual cash retainer then in effect for such director. In addition, they will receive an amount equal to three times the number of shares most recently granted to the director as part of their annual compensation multiplied by the closing price of the Common Stock on the day the change in control occurs. A “change in control” of the Company is deemed to have occurred only if: any person, or persons acting together as a group, shall become the direct or indirect beneficial owners of more than 25% of the Company’s voting shares; a merger or consolidation results in the Company’s stockholders holding less than 50% of the voting shares of the surviving entity; certain specified majority changes in the composition of the Board of Directors occur; or a plan or agreement is adopted, approved, or executed to dispose of all or substantially all of the Company’s assets or outstanding Common Stock.

During 2003, the Company adopted a long-term care insurance plan that provides for custodial care. Non-employee directors and advisory directors are eligible to participate in the plan. This insurance provides home health care benefits, nursing home benefits, and assisted living facility benefits. An eligible director may also purchase long-term care insurance for his or her spouse on the same terms and at the same premiums available to an employee’s spouse. During 2003, the Company paid an aggregate of $3,640 in premiums on behalf of directors for this insurance. None of the directors or their dependents are currently receiving benefits under the plan.

EXECUTIVE COMPENSATION FOR FISCAL 2003

The table below provides a summary of compensation during the last three completed fiscal years for the Chief Executive Officer and the four other most highly compensated executive officers. All shares of Common Stock and Common Stock prices in the Summary Compensation Table and the related footnotes have been adjusted for the three-for-two stock split effected on June 5, 2001, the four-for-three stock split effected on March 18, 2003, and the five-for-four stock split effected on March 17, 2004.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(a)	Restricted Stock Awards ($)(b)	Securities Underlying Options (#)(c)	All Other Compensation ($)(d)
Bob R. Simpson Chairman of the Board and Chief Executive Officer	2003 2002 2001	834,427 802,667 662,500	5,000,000 3,316,500 4,208,000	— — —	22,993,428 8,629,025 4,221,200	620,500 0 1,550,491	25,427 23,284 21,863

Steffen E. Palko Vice Chairman and President	2003 2002 2001	599,744 576,917 476,917	1,700,000 1,137,469 961,000	— — —	12,760,600 3,482,063 1,773,100	343,000 0 857,183	21,080 20,080 19,580

Louis G. Baldwin Executive Vice President and Chief Financial Officer	2003 2002 2001	312,910 301,000 239,500	450,000 353,325 281,040	— — —	4,540,360 1,148,610 491,565	131,500 0 327,746	12,000 11,000 10,500

Keith A. Hutton Executive Vice President—Operations	2003 2002 2001	417,213 401,333 271,667	850,000 572,980 494,440	— — —	6,984,288 2,034,440 840,175	202,000 0 504,225	12,000 11,000 10,500

Vaughn O. Vennerberg, II Executive Vice President—Administration	2003 2002 2001	365,062 351,167 243,667	650,000 435,985 382,080	— — —	5,758,712 1,597,200 652,605	171,500 0 428,591	12,000 11,000 10,500

(a)	Amounts do not include perquisites and other personal benefits, securities, or property, because the total annual amount of such compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(b)	The values of the Restricted Stock Awards that are presented in the table represent the value of performance shares granted during the applicable year and are based on the value of the Common Stock as of the date awarded. As of December 31, 2003, the aggregate number of performance shares held and the value thereof on that date were: Mr. Simpson, 314,907 shares, $7,129,494; Mr. Palko, 174,439 shares, $3,949,298; Mr. Baldwin, 66,689 shares, $1,509,838; Mr. Hutton, 103,407 shares, $2,341,134; Mr. Vennerberg, 85,968 shares, $1,946,316.

The Restricted Stock Awards for 2003 represent the value of 112,500, 62,500, 20,000, 30,000, and 30,000 performance shares granted on April 21, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $17.00 on May 27, 2003; the value of 3,750, 7,500, and 5,000 performance shares granted on May 20, 2003, to Messrs. Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $17.60 on June 2, 2003; the value of 3,750, 7,500, and 5,000 performance shares granted on May 20, 2003, to Messrs. Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $19.20 on November 3, 2003; the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted on May 27, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $18.00 on October 8, 2003; the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted on October, 8, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $18.86 on October 29, 2003; the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted on October 30, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $19.86 on November 13, 2003; the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted on November 14, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $20.86 on December 2, 2003; the value of 67,469, 37,313, 18,063, 29,469, and 23,656 performance shares granted November 18, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $22.00 on December 4, 2003; the value of 67,469, 37,313, 18,063, 29,469, and 23,656 performance shares granted November 18, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $24.00 on February 27, 2004; the value of 67,469, 37,313, 14,313, 21,969, and 18,656 performance shares granted November 18, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $26.00 on March 2, 2004; the value of 67,469, 37,313, 14,313, 21,969, and 18,656 performance shares granted November 18, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $28.00 on April 19, 2004; the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted December 3, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $21.86 on December 4, 2003; the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted December 5, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $22.86 on December 29, 2003; and the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted December 30, 2003, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $23.86 on February 26, 2004. Quarterly dividends are paid to holders of performance shares at the same rate as dividends on Common Stock. All performance shares granted in 2003 were made pursuant to the 1998 Stock Incentive Plan.

The Restricted Stock Awards for 2002 represent the value of 166,666, 41,666, 10,000, 26,666, and 20,000 performance shares granted on February 26, 2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $12.00 on March 7, 2002; the value of 166,666, 31,250, 8,333, 20,000, and 15,000 performance shares granted on May 21, 2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $13.20 on October 17, 2002; the value of 112,000, 62,500, 20,000, 30,000, and 25,000 performance shares granted on October 15, 2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $14.00 on October 30, 2002; the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted on October 30, 2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $15.00 on December 3, 2002; the value of 3,334, 8,334, and 5,000 performance shares granted on November 19, 2002, to Messrs. Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $15.00 on December 3, 2002; the value of 3,334, 8,334, and 5,000 performance shares granted on November 19, 2002, to Messrs. Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $16.50 on May 20, 2003; and the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted on December 3, 2002, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $16.00 on April 17, 2003.

The Restricted Stock Awards for 2001 represent the value of 100,000, 50,000, 12,500, 17,500, and 12,500 performance shares granted on March 9, 2001, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $13.00 on May 21, 2001; the value of 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares granted on May 24, 2001, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $13.00 on October 15, 2002; the value of 41,666, 10,000, 26,666, and 20,000 performance shares granted on November 20, 2001, to Messrs. Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $10.98 on February 26, 2002; and the value of 166,666 performance shares granted on November 26, 2001, to Mr. Simpson which vested when the stock price first traded at or above $10.98 on February 26, 2002.

(c)	Securities Underlying Options represent options to purchase shares of Common Stock. Amounts in 2001 have been adjusted to reflect the stock splits as well as to reflect adjustment to the number of shares subject to options as a result of the distribution by the Company on September 18, 2003, of .0059 Cross Timbers Royalty Trust units of beneficial interest for every share of Common Stock held by stockholders.

(d)	All Other Compensation for 2003 represents contributions to the Company 401(k) Plan for each named officer of $12,000, and life insurance premiums for Messrs. Simpson and Palko of $13,427 and $9,080, respectively.

Stock Incentive Plans

The Company adopted the 1998 Stock Incentive Plan (the “1998 Plan”) to provide incentives for officers, other key employees, and non-employee directors and advisory directors, and it is the only incentive plan the Company had during 2003. The 1998 Plan was approved by the stockholders. If the 2004 Plan is approved by the stockholders, no additional options or other awards will be granted under the 1998 Plan.

Shown in the tables below are option grants made during 2003 to acquire shares of Common Stock, option exercises during 2003, and potential realizable option values as of December 31, 2003, for officers named in the Summary Compensation Table.

Common Stock Option Grants in Fiscal 2003—Individual Grants

	Number of Securities Underlying Options Granted (a)	Percentage of Total Options Granted to Employees in 2003	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (b)
Name					5% ($)	10% ($)
Bob R. Simpson	620,500	23.1%	20.18	11/18/13	7,874,145	19,955,280
Steffen E. Palko	343,000	12.8%	20.18	11/18/13	4,352,670	11,030,880
Louis B. Baldwin	131,500	4.9%	20.18	11/18/13	1,668,735	4,229,040
Keith A. Hutton	202,000	7.5%	20.18	11/18/13	2,563,380	6,496,320
Vaughn O. Vennerberg, II	171,500	6.4%	20.18	11/18/13	2,176,335	5,515,440

(a)	These options were granted on November 18, 2003 and vested in increments of 25% on December 4, 2003, February 27, 2004, March 2, 2004, and April 19, 2004, when the Common Stock traded at or above $22.00, $24.00, $26.00 and $28.00, respectively. The number of securities underlying options, the exercise price, and the vesting price have been adjusted for the March 17, 2004 five-for-four stock split. All of these options were exercised on September 28, 2004. A total of 1,424,000 new options were granted to the officers named in the Summary Compensation Table on September 28, 2004, with an exercise price of $32.775 per share and vest the earlier of one-third on each of the first three anniversaries following the grant date, or in increments of 50% when the Common Stock trades at or above $35.00 and $37.00, respectively.
(b)	Values are calculated based on the fair market value of the Common Stock at the date of grant and the stated annual appreciation rate, compounded annually, for the option term of ten years. The assumed annual appreciation rates of 5% and 10% were established by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock.

Option Exercises in Fiscal 2003 and Option Values at Fiscal Year-End 2003

	Common Stock Acquired on Exercise(a)	Value Realized ($)	Number of Shares of Common Stock Underlying Unexercised Stock Options at 12/31/03 (#)		Value of Unexercised In-the-Money Common Stock Options at 12/31/03 ($)(b)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Bob R. Simpson	1,550,491	13,360,521	155,125	465,375	381,608	1,144,823
Steffen E. Palko	857,183	7,386,307	85,750	257,375	210,945	632,835
Louis G. Baldwin	327,746	2,824,176	32,875	98,625	80,873	242,618
Keith A. Hutton	504,225	4,344,887	50,500	151,500	124,230	372,690
Vaughn O. Vennerberg, II	428,591	3,693,154	42,875	128,625	105,473	316,418

(a)	Adjusted for the March 18, 2003 four-for-three stock split and the March 17, 2004 five-for-four stock split, as well as to reflect adjustments to the number of shares subject to options as a result of the distribution by the Company on September 18, 2003 of .0059 Cross Timbers Royalty Trust units of beneficial interest for each share of Common Stock held by stockholders.
(b)	All of the options outstanding on December 31, 2003, have vested and were exercised on September 28, 2004. As of September 30, 2004, the individuals named in the Summary Compensation Table had no options that were exercisable and had an aggregate of 1,424,000 unexercisable options with an aggregate negative value of $420,078.

Equity Compensation Plan Information as of December 31, 2003 and September 30, 2004

The following tables summarize information as of December 31, 2003, and September 30, 2004, relating to the Company’s equity compensation plans, under which grants of stock options, performance shares, and other rights to acquire shares of Common Stock may be granted from time to time. All share numbers and per share prices in the tables and footnotes have been adjusted for the four-for-three stock split effected on March 18, 2003 and the five-for-four stock split effected on March 17, 2004, as well as to reflect adjustment to the number of shares subject to options and the exercise price of options as a result of the distribution by the Company on September 18, 2003, of .0059 Cross Timbers Royalty Trust units of beneficial interest for each share of Common Stock held by stockholders.

Information as of December 31, 2003

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	5,924,365	$14.87	256,229
Equity compensation plans not approved by security holders	—	—	—
Total	5,924,365	$14.87	256,229

(1)	Column (a) does not include 1,096,469 performance shares that were unvested at December 31, 2003. The unvested performance shares are included in outstanding shares of Common Stock at December 31, 2003, and have already been deducted from the number of shares available for future issuance under the plan.

Information as of September 30, 2004

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	3,966,038	$18.87	774
Equity compensation plans not approved by security holders	—	—	—
Total	3,966,038	$18.87	774

(1)	Column (a) does not include 556,250 performance shares that were unvested at September 30, 2004. The unvested performance shares are included in outstanding shares of Common Stock at September 30, 2004, and have already been deducted from the number of shares available for future issuance under the plan.

EMPLOYMENT AND SEVERANCE AGREEMENTS

In February 1995, Messrs. Simpson and Palko entered into employment agreements with the Company effective March 31, 1995 and ending on December 31, 1995, which automatically continued from year to year thereafter. In May 2000, Messrs. Simpson and Palko entered into Amended and Restated Employment Agreements with the Company effective May 17, 2000, and ending December 31, 2000, which automatically continue year to year thereafter unless terminated by either party upon thirty days’ written notice prior to each December 31. The amended employment agreements incorporate certain provisions from the Severance Plans described below. Pursuant to the amended agreements, Messrs. Simpson and Palko each receive an annual base salary of at least $625,000 and $450,000, respectively. The Compensation Committee of the Board of Directors has authority to pay a base salary in excess of the minimum base salary in the agreements and, in November 2003, authorized salaries for Messrs. Simpson and Palko of $861,120 and $618,930, respectively. Each agreement provides that the employee is entitled to participate in any incentive compensation program established by the Company for its executive officers, in a manner approved by the Compensation Committee. The employee also receives a minimum of $2,000,000 of life insurance, participates in the group medical and disability insurance plans of the Company and currently receives a $2,000 per month automobile allowance, plus reimbursement for fuel, maintenance, registration, and insurance costs for an automobile. The agreements are subject to early termination upon the death or disability of the employee, or for cause. If an agreement is terminated because of death or disability, the employee is entitled to receive the full severance benefits described below. If an agreement is terminated for cause, as defined in the agreement, the Company is not required to make additional payments.

The employment agreements further provide that the employee may terminate employment for “good reason,” which means: a substantial change in the employee’s title, status, position, or responsibilities, failure to reelect the employee to the same or similar office, reduction of or failure to provide typical increases in the employee’s annual base salary following a change in control of the Company, relocation of the employee to an office over 25 miles from the employee’s office just prior to the proposed relocation, breach of the agreement by the Company, or failure to maintain the employee’s level of participation in the compensation and benefit plans of the Company. If the employee terminates employment for good reason, or the Company terminates the employee without cause, or a Change in Control (as defined below) occurs, the employee is entitled to a lump-sum payment of three times the employee’s most recent annual compensation. Such compensation includes annual management incentive compensation and planned level of annual perquisites, but generally excludes benefits received pursuant to the Company’s stock incentive plans. Any special bonus or any amounts required to be designated as a bonus in the proxy statement under the rules and regulations of the Securities and Exchange Commission will be treated as a bonus in the calculation of any severance to be paid under the employment agreements. In addition, the employee becomes fully vested in all options and performance shares granted under the Company’s stock incentive plans upon any such termination. The employee will also receive 18 months of medical, vision, and dental benefits and will receive ownership of any vehicles, club memberships, and life insurance policies then being provided. The agreements further provide that, if the employee is subject to the 20% parachute excise tax, then the Company will pay the employee under the agreement an additional amount to “gross-up” the payment so that the employee will receive the full amount due under the terms of the agreement after payment of the excise tax. The Internal Revenue Code defines a parachute payment as any severance payment, contingent upon a Change in Control, the aggregate present value of which is in excess of three times the employee’s average annual compensation over the past five years.

A “Change in Control” of the Company under the employment agreements and Severance Plans (as defined below) is deemed to have occurred only if: any person, or persons acting together as a group, shall become the direct or indirect beneficial owners of more than 25% of the Company’s voting securities; a merger or consolidation results in the Company’s stockholders holding less than 50% of the voting shares of the surviving entity; certain specified majority changes in the composition of the Board of Directors occur; or a plan or agreement is adopted, approved, or executed to dispose of all or substantially all of the assets of the Company or outstanding Common Stock.

In June 1997, the Board of Directors approved severance protection plans (“Severance Plans”) for the executive officers and other officers and key employees of the Company. In February 2000, the Board amended the Severance Plans. Under the terms of the Severance Plans as amended, executive officers are entitled to receive a severance payment if they are employed by the Company after 45 days following a Change in Control or if they are earlier terminated other than for cause. The Severance Plans will not apply to any executive officer who is terminated for cause or by an executive officer’s own decision for other than good reason (e.g., change of job status or a required move of more than 25 miles). If entitled to severance payments under the terms of the Severance Plans, the Chief Executive Officer and President will receive three times their annual salary and bonus, and all other executive officers will receive two and one-half times their annual salary and bonus. All executive officers will also receive 18 months of medical, vision, and dental benefits. Any special bonus or any amounts that would be required to be designated as a bonus in the proxy statement or otherwise under the rules and regulations of the Securities and Exchange Commission will be treated as a bonus in the calculation of any severance to be paid under the Severance Plans. The Severance Plans also provide that, if executive officers are subject to the 20% parachute excise tax, then the Company will pay the executive officer under the Severance Plan an additional amount to “gross up” the payment so that the executive officer will receive the full amount due under the terms of the Severance Plan after payment of the excise tax. Also, all stock options and performance shares granted under any existing stock incentive plan will become vested.

Messrs. Simpson and Palko, who have severance benefits under their employment agreements as described above, may elect, within ten days after their termination of employment, to receive severance benefits provided under the Severance Plans in lieu of, but not in addition to, the severance benefits under their employment agreements.

In February 2001, the Board of Directors approved an agreement with each executive officer named in the Summary Compensation Table under which the executive officer, if employed by the Company on the date of a Change in Control, would have received a grant of performance shares immediately prior to the Change in Control. These agreements were amended by the Board of Directors in May 2001. Under the agreements as amended, and after adjusting all numbers for the three-for-two stock split effected on June 5, 2001, the four-for-three stock split effected on March 18, 2003, and the five-for-four stock split effected on March 17, 2004, Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg would have received 112,500, 62,500, 20,000, 30,000, and 25,000 performance shares, respectively, for every $1.00 increment in the closing price of the Common Stock above $12.00 on the date of the Change in Control. The number of performance shares granted under each agreement would have been reduced by the number of performance shares awarded to the employee between the date of the agreement and the date of the Change in Control that had not been forfeited prior to or on the date of the Change in Control, unless otherwise provided by the Board of Directors or Compensation Committee. Additionally, the agreements provided that Messrs. Baldwin, Hutton, and Vennerberg would receive 50,000, 187,500, and 150,000 performance shares, respectively, immediately prior to a Change in Control, without regard to the price of the Common Stock and without reduction for any performance shares granted after the date of the agreement, but prior to the Change in Control. The performance shares would have been granted under the 1998 Plan or any successor plan and would have vested on the date of the Change in Control.

In September 2004, the Committee announced that it intended to restructure the Company’s equity incentive program to discontinue the use of performance shares for the named executive officers and to provide that all future grants to the named executives would be in the form of options or other stock appreciation shares. As a result, in October 2004, the Committee amended the Change in Control performance share grant agreements to delete the provisions regarding the grant of performance shares for every $1.00 increment in the price of the Common Stock and to provide that, immediately prior to a Change in Control, Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg will receive a lump-sum cash payment equal to the value of 500,000, 275,000, 50,000, 225,000, and 200,000 shares of Common Stock, respectively, on the date of the Change in Control. The individual grants of 50,000, 187,500, and 150,000 performance shares to Messrs. Baldwin, Hutton, and Vennerberg, respectively, regardless of the price of the Common Stock upon a Change in Control have been revised to provide that such payment will be in cash and not in shares of Common Stock. All amounts to be granted under these agreements will be adjusted for any future stock splits or other extraordinary transactions. If the executive officers are subject to the 20% parachute excise tax, the Company will pay the executive officer an additional amount to “gross up” the payment so that the executive officer will receive the full amount due under the terms of the amended Change in Control grant agreement after payment of the excise tax.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current or former employee currently serves on the Compensation Committee or served on the Committee during 2003. In February 2004, Phillip R. Kevil was elected to the Board of Directors and appointed to the Compensation Committee. He served on the Compensation Committee until May 2004. He was a Vice President of the Company until 1997, when he retired. None of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company’s Board of Directors.

APPROVAL OF THE XTO ENERGY INC. 2004 STOCK INCENTIVE PLAN

General

On October 15, 2004, the Board of Directors adopted the XTO Energy Inc. 2004 Stock Incentive Plan (the “2004 Plan”), at the recommendation of the Compensation Committee, subject to stockholder approval at the Special Meeting. The Compensation Committee hired independent compensation consultants to help design the 2004 Plan. This 2004 Plan is intended to replace the 1998 Plan. If the 2004 Plan is approved by the stockholders, no additional options or other awards will be granted under the 1998 Plan.

The Compensation Committee and the Board believe that it would be in the Company’s and its stockholders best interest for the stockholders to approve the 2004 Plan in order to provide incentives to employees and directors to contribute to the Company’s continued success, to provide employees and directors with a proprietary ownership interest in the Company, to maintain competitive compensation levels, to attract and retain competent and talented employees and directors, and to provide incentives to employees and directors for continued service. Stockholder approval of the 2004 Plan is also sought to preserve the deductibility of certain performance-based compensation under Section 162(m) of the Internal Revenue Code.

Under the 2004 Plan, the Company will be able to grant stock options, stock appreciation rights (“SARs”), stock units, stock awards, bonus shares, dividend equivalents, and other stock-based awards (collectively, “Awards”) as a means to encourage participants to focus on and contribute to increasing value for the stockholders.

Company employees and directors are eligible to participate in the 2004 Plan. The following general description of the material features of the 2004 Plan is qualified in its entirety by reference to the copy of the 2004 Plan attached as Appendix A hereto.

2004 Plan Highlights

•	A maximum of 18,000,000 shares of Common Stock are available for Awards, of which only 9,000,000 can be “full value” Awards.

•	Awards outstanding at any given point in time under all Company equity incentive plans cannot exceed six percent of the shares of Common Stock outstanding.

•	Individual limits are provided on annual Awards of options and SARs, “full-value” Awards, dividend equivalents, and non-employee director Awards.

•	A larger group of employees is eligible to participate in the 2004 Plan.

•	Minimum three-year vesting is required on Awards not subject to performance-based criteria, subject to acceleration.

•	The term of the 2004 Plan is five years, and the maximum term of Awards is seven years.

•	No “full-value” Awards will be made to the named executive officers.

•	Repricing of options and SARs is expressly prohibited.

Background

The Committee’s compensation strategy has been to pay competitive base salaries and bonuses and to use performance-based equity compensation as a significant component of overall employee compensation. The Committee has chosen to utilize equity compensation plans, which includes the use of Common Stock in the Company’s 401(k) Plan, to compensate employees rather than implementing defined benefit plans or supplemental compensation or retirement plans that are not aligned with stockholders’ interests.

The Committee and the Board believe this strategy has been a critical element in the significant value created for the Company’s stockholders and the Company’s exceptional performance as reflected in the consistently improving stock price and steady underlying growth. The closing price of the Common Stock on October 5, 2004, was $33.40. This represents a 47% increase in the price of the Common Stock since the beginning of the year, and follows a 53% increase in 2003 and a 41% increase in 2002.

The Company’s future growth strategy involves attracting and retaining the best and most qualified employees in the energy industry and continuing to motivate employees to exceptional achievements with a performance-based incentive program. Since the beginning of 2004, the number of employees has increased 27% as a result of the acquisition by the Company of 1.7 Tcfe in new oil and gas properties, and the number of management and other key employees has increased 14% since November 1, 2003. At the same time, the competition for qualified technical employees has increased dramatically in the oil and gas industry.

Because of the Company’s extensive focus on equity incentive compensation as a means to recruit and retain highly qualified employees, the exceptional performance of the Common Stock, and the growing number of eligible employees, the 1998 Plan currently has only 774 shares remaining available for award. During the first nine months of 2004, the Committee granted 1,464,000 options and 1,901,805 performance shares under the 1998 Plan. Of that amount, 1,424,000 options and 1,275,000 performance shares were granted to the named executive officers in the Summary Compensation Table. If the 2004 Plan is approved by stockholders, no further grants will be made under the 1998 Plan, and the shares that would otherwise become available under the 1998 Plan upon the exercise of options or the withholding of shares to pay taxes will not be available for regrant.

In September 2004, the Committee announced that it intended to restructure the Company’s equity incentive program to discontinue the use of performance shares for the named executive officers, and to provide that all future grants to the named executives would be in the form of options or other stock appreciation shares. Prior to this restructuring, it had been the practice of the Committee to grant performance shares to the executive officers named in the Summary Compensation Table that vested upon the achievement of specified Common Stock price targets. Upon the achievement of these targets, new performance shares were granted with vesting to occur at specified incremental increases in the price of the Common Stock. The Committee believes that the change in the equity incentive program for executive officers establishes an even greater alignment of interests with the stockholders and more closely follows the Company’s peer group. The Committee also determined it would allocate the equity-based incentive awards to a broader group of management and other key employees. Further, the Committee intends to continue the practice of tying the vesting of Awards under the 2004 Plan to the performance of the Common Stock.

In connection with this restructuring of equity incentive program, the Corporate Governance and Nominating Committee has recently established stock ownership guidelines for the named executive officers. Each executive is expected to own a number of shares of Common Stock with a value that is a multiple of the executive’s base salary. For the Chief Executive Officer and President, the base salary multiple is eight, and for each of the Executive Vice-Presidents, the base salary multiple is six.

Shares Available and Limitations on Awards

Pursuant to the terms of the 2004 Plan, an aggregate of 18,000,000 shares of Common Stock are available for Awards; of that amount, a total of 9,000,000 shares may be granted in connection with “full-value” Awards, meaning Awards other than options, SARs that are settled in cash, and other Awards for which the participant pays at least the fair market value for the shares of Common Stock subject thereto, as determined on the date of grant of the Award. In addition, the Committee may not grant Awards if the total number of shares of Common Stock subject to outstanding options and unvested performance shares under the 1998 Plan, plus those subject to Awards under the 2004 Plan or any other stock incentive plan of the Company, would exceed six percent of the total number of shares of Common Stock that the Company has issued and outstanding at the time any Awards are made. For example, as of September 30, 2004, there were 260,239,997 shares of Common Stock issued and outstanding; since there was a total of 4,522,288 shares subject to outstanding options and unvested performance shares under the 1998 Plan on September 30, 2004, only new Awards with respect to an additional 11,092,112 shares could have been granted under the 2004 Plan as of that date. The foregoing share limits are subject to the share counting rules under the 2004 Plan and will be adjusted by the Committee in the event of certain transactions as described in “Adjustments to Shares Available, Award Limits, and Outstanding Awards” below.

Individual Limits

All Awards other than dividend equivalents will be expressed in shares of Common Stock or share equivalents or valued by reference to shares. The maximum number of shares of Common Stock with respect to which options and SARs settled in cash may be made under the 2004 Plan to any individual during any calendar year is 2,500,000. The maximum number of shares of Common Stock with respect to which all Awards other than options, SARs settled in cash, and dividend equivalents may be made under the 2004 Plan to any individual participant during any calendar year is 500,000. A participant may not accrue dividend equivalents during any calendar year in excess of the amount of dividends actually declared with respect to 2,500,000 shares. The maximum aggregate number of shares of Common Stock with respect to which Awards may be made under the 2004 Plan to any individual non-employee director or advisory director during any calendar year is 15,000. These individual limits will apply without regard to whether the grants are to be paid in stock or cash. Cash payments (other than for dividend equivalents) will equal the fair market value of the shares to which the cash payment relates. The foregoing share limits will be adjusted by the Committee in the event of certain transactions as described in “Adjustments to Shares Available, Award Limits, and Outstanding Awards” below.

Share Counting

For administrative purposes, the Committee will reserve shares for issuance when grants payable in shares of Common Stock are made under the 2004 Plan. Any shares of Common Stock related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of shares, or (iii) are exchanged prior to the issuance of shares for Awards not settled in shares, will not reduce or otherwise count against the shares available and limitations on Awards described above, and the shares reserved for those grants will again be available for grants under the 2004 Plan.

Administration

With respect to Awards made to Company employees, the 2004 Plan will be administered and interpreted by the Compensation Committee of the Board. With respect to Awards made to non-employee directors, the 2004

Plan will be administered by the Corporate Governance and Nominating Committee of the Board. The term “Committee” refers to the Compensation Committee or the Corporate Governance and Nominating Committee, depending on the identity of the Award recipient.

The Committee has the authority to determine the individuals to whom Awards will be made, the time when Awards will be made, and the type, size, and terms of each Award. The Committee has the authority to amend the terms of any Award, to the extent that the amendment does not materially impair the rights or obligations of the participant, unless the participant consents to the amendment or the amendment is required by law or permitted by the 2004 Plan. The Committee also has the authority to deal with any other matters arising under the 2004 Plan. However, the Committee does not have authority to reprice stock options or SARs awarded under the 2004 Plan without stockholder approval. Members of the Committee currently are William H. Adams III, Scott G. Sherman and Herbert D. Simons.

Eligibility

Employees, officers, and non-employee directors, including advisory directors, of the Company and its subsidiaries and affiliates will be eligible to receive Awards under the 2004 Plan. While all 1,277 Company employees are eligible to participate in the 2004 Plan, the Committee intends to focus awards on management and other key employees. Approximately 155 management and other key employees would currently qualify to participate in the 2004 Plan, although the Company intends to expand the group that will qualify to receive Awards. Six non-employee directors and advisory directors are eligible to receive Awards under the 2004 Plan.

Types of Awards

Options. The Committee may grant incentive stock options (“ISOs”) and nonqualified stock options. To qualify as ISOs, options must meet additional federal income tax requirements, including a limitation that the aggregate fair market value of ISOs that first become exercisable by a participant during any given calendar year may not exceed $100,000. Further, ISOs cannot be granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless the ISOs (i) have an exercise price of 110% of the fair market value of the Common Stock on the date of grant, and (ii) may not be exercised more than five years from the date of grant thereof.

An option entitles the participant to purchase a number of shares of Common Stock at a price (exercise price), which will be not less than 100% of the fair market value of shares of Common Stock on the date the option is granted. The exercise price must be paid in full (1) in cash, (2) in shares of previously owned Common Stock having a fair market value on the date of exercise equal to the amount of the exercise price (by delivery of the shares or attestation to ownership of the shares), (3) through a broker by having the broker sell shares of Common Stock simultaneously with the exercise of the option, or (4) by any other method permitted by the Committee. The Committee may grant dividend equivalents with respect to options. Shares of Common Stock used to pay the exercise price of an option must have been held by the participant for the requisite period of time, if any, to avoid adverse accounting consequences to the Company.

The term of each option will be fixed by the Committee but may not exceed seven years from the date of grant. The Committee will determine when options may be exercised and may accelerate the exercisability of outstanding options at any time for any reason.

Stock Appreciation Rights (“SARs”). The Committee may grant stock appreciation rights. An SAR entitles a participant to receive, upon exercise, the excess of the fair market value of a share of Common Stock on the date of exercise, over the grant price of the SAR, which will not be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted. The Committee will determine when the SAR may be exercised, the method of exercise, whether cash, shares of Common Stock, or a combination of the two will be payable to the participant upon exercise, whether the SAR will be in tandem with any other Award, and any other terms and conditions of the SAR.

Stock Units. The Committee may grant stock units. Each stock unit represents the right of the participant to receive a share of Common Stock or an amount of cash based upon the value of a share of Common Stock. Stock units may vest based on performance or vest over time. The Committee will determine the number of stock units to be granted and the terms applicable to each grant. The Committee may grant dividend equivalents with respect to stock units.

Stock Awards. The Committee may issue shares of Common Stock under stock awards. Stock awards may be in the form of performance shares that vest based on performance criteria or restricted shares that vest over time. The Committee will determine the number of shares that will be granted, any vesting or other restrictions applicable to the shares, and the conditions under which any restrictions will lapse. Until any restrictions lapse, a participant generally cannot sell, assign, transfer, pledge, or otherwise dispose of the shares subject to stock awards. A participant will have the right to vote shares subject to stock awards and to receive any dividends or other distributions paid on the Common Stock during the restriction period. Upon election of the participant on the date of vesting, and upon approval by the Committee, the Company may purchase some or all of the participant’s vested shares under stock awards at the fair market value on the date the Committee determines that the stock awards have vested. Within seven business days after receipt of the participant’s election, the Committee will inform the participant of its decision whether to approve the purchase of such shares subject to stock awards.

Bonus Shares. The Committee may grant shares of Common Stock as a bonus, or grant shares of Common Stock or other Awards in lieu of Company obligations to pay cash or grant awards under other plans or compensatory arrangements. Shares of Common Stock or other Awards granted hereunder will be subject to such other terms as determined by the Committee, including the grant of dividend equivalents in connection with such Awards.

Dividend Equivalents. The Committee may grant dividend equivalents in connection with other Awards granted under the 2004 Plan. A dividend equivalent is an amount determined by multiplying the number of shares of Common Stock subject to an Award by the per share dividend paid by the Company on the Common Stock. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, at the discretion of the Committee. The Committee may also provide that a participant may use dividend equivalents to pay the exercise price of a stock option. Dividend equivalents may be paid in cash, shares of Common Stock, or a combination of the two, at the discretion of the Committee.

Other Stock-Based Awards. The Committee may grant other stock-based awards that are based upon or measured by reference to, or payable in, shares of Common Stock. The Committee may grant dividend equivalents with respect to other stock-based awards. Other stock-based awards may be paid in cash, shares of Common Stock, or a combination of the two, at the discretion of the Committee.

Qualified Performance-Based Compensation

Options, SARs, stock units, stock awards, bonus shares, dividend equivalents or other stock-based awards granted to an employee may be considered “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (see discussion of Section 162(m) under “Federal Income Tax Consequences” below). In order for such Awards, other than options and SARs, to be considered performance-based, the Committee must establish in writing, at the beginning of the performance period: (1) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (2) the period during which performance will be measured, (3) the maximum amounts that may be paid if the performance goals are met, and (4) other conditions as the Committee deems appropriate. The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The Committee will use objectively determinable performance goals based upon one or more of the following business criteria: market price of the Common Stock, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization, and exploration expense), net capital employed, return on assets, stockholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, finding and development costs, overhead costs, general and administration expense, or strategic business criteria consisting of one or more objectives based upon meeting specified goals relating to acquisitions or divestitures. The targeted level or levels of performance with respect to such goals may be established at such levels and in such terms as the Committee may determine, including in absolute or per share terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The performance goals may relate to one or more business units or the performance of the Company as a whole, individual performance, or any combination of the foregoing and need not be uniform as among participants.

Deferrals

The Committee may permit a participant to defer receipt of cash or shares of Common Stock that would otherwise be due to a participant in connection with any Award.

Tax Consequences

The following description of the federal income tax consequences of Awards under the 2004 Plan is a general summary. State, local, and other taxes may also be imposed in connection with Awards. This discussion is intended for the information of stockholders considering how to vote on the 2004 Plan at the Special Meeting and not as tax guidance to individuals who may participate in the 2004 Plan.

Incentive Stock Options. There generally are no federal income tax consequences to a participant or to the Company upon the grant of an ISO. A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an ISO. However, for purposes of the alternative minimum tax, in the year in which an ISO is exercised, the amount by which the fair market value of the shares of Common Stock acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the participant’s alternative minimum taxable income.

A participant will recognize income when he or she sells shares of Common Stock acquired upon exercise of an ISO. If the shares acquired upon exercise of an ISO are disposed of after two years from the date the ISO was granted and after one year from the date the shares were transferred upon the exercise of the ISO, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the sale price, if less) and the exercise price. The Company generally will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.

Nonqualified Stock Options and SARs. A participant who receives a nonqualified stock option or SAR will recognize no income at the time of the grant. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. Upon the exercise of an SAR, a participant will recognize ordinary income equal to the cash or fair market value of the shares of any Common Stock received. The basis in shares of Common Stock acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. The basis in any shares of Common Stock acquired upon the exercise of an SAR normally is the amount the participant recognized as ordinary income in connection with the SAR exercise and the holding period of such shares will begin on the date of exercise. In general, the Company will be entitled to a tax deduction in the same amount and at the same time as the participant recognizes ordinary income.

Taxation of Shares of Common Stock Used to Exercise Options. Shares of Common Stock delivered to pay for shares of Common Stock purchased upon the exercise of an ISO or nonqualified stock option will be valued at the fair market value at the date of exercise. Unless the delivery of shares of Common Stock constitutes a disqualifying disposition of shares acquired upon exercise of an ISO, no taxable gain or loss will be realized on the surrender of such shares. For federal income tax purposes, the participant receives the same tax basis and holding period in a number of the new shares of Common Stock equal to the number of old shares exchanged. The participant will also receive a tax basis in the new shares equal to zero in the case of an ISO or equal to their fair market value at the date of exercise in the case of a nonqualified stock option and a new holding period in either case.

Stock Units. A participant who receives a stock unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the cash or fair market value of any shares of Common Stock paid to the participant. The Company generally will be entitled to a tax deduction in the same amount and in the same year.

Stock Awards. A participant who receives a stock award generally will not recognize taxable income until the shares of Common Stock subject to the stock award are transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the shares are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding tax deduction in the year in which the participant recognizes ordinary income.

Bonus Shares, Dividend Equivalents, and Other Stock-Based Awards. A participant will recognize ordinary income when bonus shares, dividend equivalents, and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares of Common Stock paid to the participant. The Company generally will be entitled to a corresponding deduction when the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1,000,000 in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1,000,000 limit and, therefore, remains fully deductible by the company that pays it. Assuming the 2004 Plan is approved by our stockholders, we intend that options and SARs granted under the 2004 Plan will not be subject to the Section 162(m) deduction limit, and we intend that other Awards that are contingent upon achieving performance goals as described in “Qualified Performance-Based Compensation” above will not be subject to the Section 162(m) deduction limit. Other Awards under the 2004 Plan may be subject to the deduction limit. The Committee has in the past approved compensation that has not qualified as tax deductible under Section 162(m), and the Committee reserves the right to do so in the future, whether under the 2004 Plan or otherwise.

Transferability of Awards

Except as otherwise provided by the Committee with respect to nonqualified stock options, Awards under the 2004 Plan are not transferable by the participant except by will or the laws of descent and distribution. The Committee may authorize the transfer of all or a portion of nonqualified options to immediate family members or to an entity involving immediate family members, subject to certain restrictions.

Death, Disability, Retirement, and Other Terminations of Employment or Service

In the event of termination of employment or service as a director by reason of death, the participant’s options and SARs will vest immediately upon the date of death, and may thereafter be exercised by the participant’s estate, or by such person who acquires the right to exercise such option by inheritance, by bequest, or otherwise by reason of such participant’s death, for one year after such death. In the event of termination of employment by reason of permanent disability or retirement, an option or SAR may thereafter be exercised (to the extent it was then exercisable) within one year after such termination. In the event of termination of employment by reason other than death, retirement, or disability, ISOs terminate immediately and nonqualified options (to the extent then exercisable) may be exercised within 90 days after termination, unless termination is for cause, and then nonqualified options and SARs terminate immediately. The stated exercise periods can be modified by the Committee.

Upon the death of a participant, outstanding and unvested stock units, stock awards, dividend equivalents, and other stock-based awards will vest immediately. Unless the Committee otherwise provides in an award agreement, upon termination of employment due to permanent disability, retirement, or other termination of employment of an employee, or termination of service as a director for any reason other than death, prior to vesting, outstanding and unvested stock units, stock awards, dividend equivalents, and other stock-based awards will be canceled, will not vest, and will be returned to the Company.

When a non-employee director does not continue as a director of the Company for any reason (other than death), the non-employee director may thereafter exercise those options and SARs that were exercisable when the director ceased to be a director for two years after such date.

Amendment and Term of the Plan

The Board is permitted to amend the 2004 Plan in response to changes in securities or other laws or to comply with stock exchange rules or requirements. The 2004 Plan may be terminated, modified, or amended by the Board; but, without stockholder approval, the Committee may not increase the number of shares of Common Stock available under the 2004 Plan or any Award limits in the Plan (except pursuant to the Plan’s adjustment provisions), change the participants or class of participants eligible to participate in the 2004 Plan, amend the section requiring stockholder approval for the repricing of any outstanding options or SARs, or adopt any other material revision that would require stockholder approval under the rules promulgated by the New York Stock Exchange. No termination, modification, or amendment can adversely affect any outstanding Awards without the participant’s consent. No Awards may be made under the 2004 Plan after the fifth anniversary of the date upon which stockholders of the Company have approved the 2004 Plan.

Adjustments to Shares Available, Awards Limits, and Outstanding Awards

Subject to provisions in the 2004 Plan regarding a change in control, if there is any change in the number or kind of shares of Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization, or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Common Stock, or if the value of outstanding shares of Common Stock is reduced as a result of a spinoff or the Company’s payment of an extraordinary cash dividend or distribution, or dividend or distribution consisting of any assets of the Company other than cash, the maximum number and kind of shares of Common Stock available for Awards under the 2004 Plan, other limitations on the maximum number and kind of shares of Common Stock for which Awards may be granted, the number and kind of shares covered by outstanding Awards, and the price per share, applicable market value, or performance targets of such Awards may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards.

If a change in control occurs, all outstanding options and SARs will become fully exercisable and the restrictions on all other outstanding Awards will lapse. If a change in control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Awards that remain outstanding will be converted into similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change in control, the Committee may require that participants surrender their outstanding options in exchange for a payment, in cash or stock. The Committee may determine that participants holding stock units, stock awards, dividend equivalents, or other stock-based Awards will receive a payment in settlement of these Awards, in an amount and form determined by the Committee.

The Committee making the determinations following a change in control must be composed of the same members as compose those of the Committee immediately before the change in control. If the Committee members do not meet this requirement, the automatic provisions of the 2004 Plan, described above, will apply, and the Committee shall not have discretion to vary them.

For purposes of the 2004 Plan, a change in control is defined as:

(i) “Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors;

(ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934) together with such person’s or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of the Company’s directors;

(iii) the merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than 50% of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or

(iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

The Committee may provide in an Award that a sale or other transaction involving a subsidiary or other business unit will be considered a change in control for purposes of an Award, or the Committee may establish other provisions that are applicable in the event of a specified transaction.

New Plan Benefits

Awards under the 2004 Plan generally will be granted in the discretion of the Committee. Therefore, the type, number, recipients and other terms of such Awards cannot be determined at this time.

Under the 1998 Plan, non-employee directors and advisory directors received annual automatic grants of shares of Common Stock. It is expected that the Corporate Governance and Nominating Committee will recommend annual awards to non-employee directors and advisory directors, but no determination has been made at this time as to the number or type of Awards that will be granted.

The Committee has made no determination as to which of the officers or other employees of the Company, its subsidiaries, and affiliates will receive Awards under the 2004 Plan. It is expected that, if the 2004 Plan is approved by stockholders, Awards will be made under the 2004 Plan in connection with the Company’s semi-annual performance review and compensation cycle in December 2004.

Compensation Committee and Board Recommendation

The Compensation Committee and Board of Directors unanimously recommend that the stockholders vote FOR the proposal to approve the adoption of the XTO Energy Inc. 2004 Stock Incentive Plan.

OTHER BUSINESS

Submission of Stockholder Proposals and Other Deadlines for the 2005 Annual Meeting of Stockholders

Stockholder proposals intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and accompanying proxy card for the Company’s 2005 Annual Meeting of Stockholders must be received at the Company’s principal executive offices in Fort Worth, Texas on or before December 22, 2004, and must meet the requirements of Rule 14a-8.

In addition, a stockholder desiring to raise a matter at the 2005 Annual Meeting of Stockholders, where the stockholder has not sought inclusion of the matter in the proxy statement and accompanying proxy card relating to such meeting pursuant to Rule 14a-8, must comply with the advance notice provisions in the Company’s Bylaws. Such provisions require that written notice of an intention to raise a matter at an annual meeting of stockholders must be received by the Secretary of the Company not less than 90 days, nor more than 120 days, before the anniversary date of the immediately preceding annual meeting of stockholders. For the 2005 Annual Meeting of Stockholders, notice should be received no earlier than January 18, 2005, and no later than February 17, 2005. If notice is received after February 17, 2005, the Board of Directors may exercise discretionary voting authority with respect to the matter if raised at the Annual Meeting, without including any discussion of it in the proxy statement. The Company also reserves the right to reject, rule out of order, or take other appropriate action with respect to any matter raised at a stockholders’ meeting that did not comply with the requirements described above and other applicable requirements. A stockholder who desires to raise such matters should contact the Secretary of the Company for the specific requirements prescribed by the Bylaws or refer to the copy of the Bylaws available on the Company’s web site at www.xtoenergy.com.

A stockholder desiring to nominate an individual for election as a director at the 2005 Annual Meeting of Stockholders must comply with the advance notice provisions in the Company’s Bylaws. The Bylaws require that written notice to nominate a director be received by the Board of Directors, with a copy to the President and Secretary of the Company, not later than 120 days in advance of the annual meeting date. For the 2005 Annual Meeting of Stockholders, notice of intent to nominate a director at the stockholders’ meeting must be received by January 17, 2005. A stockholder desiring to suggest an individual for consideration by the Corporate Governance and Nominating Committee as a possible candidate for election as a director at the 2005 Annual Meeting of Stockholders should submit the suggestion to the Committee, c/o the President and Secretary, by January 17, 2005. For a description of some of the requirements for suggesting an individual for consideration by the Corporate Governance and Nominating Committee for election as a director, see “Corporate Governance Matters – Nomination Process” in the Company’s Proxy Statement for its 2004 Annual Meeting of Stockholders held on May 18, 2004. For a complete description of the Bylaw requirements, contact the Secretary of the Company, or refer to the copy of the Bylaws available on the Company’s web site at www.xtoenergy.com.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including audited financial statements, as filed with the Securities and Exchange Commission will be furnished without charge to stockholders upon written request to: Investor Relations, XTO Energy Inc., 810 Houston Street, Fort Worth, Texas 76102.

By Order of the Board of Directors,

Virginia N. Anderson

Secretary

Fort Worth, Texas

October 15, 2004

Appendix A

XTO ENERGY INC.

2004 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of the XTO Energy Inc. 2004 Stock Incentive Plan (the “Plan”) is to provide designated employees of XTO Energy Inc. and its subsidiaries and affiliates (collectively the “Company”) and non-employee members of the Board of Directors of the Company with the opportunity to receive equity incentive compensation. The Company believes that the Plan will (i) help closely align the interests of Plan participants with the stockholders to generate a strong incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (ii) provide participants with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) maintain competitive compensation levels, thereby attracting and retaining highly competent and talented employees and directors; and (iv) provide an incentive to employees and directors for continued service with the Company. The Plan will be effective as of the date adopted by the Board of Directors, subject to approval by the stockholders of the Company. Upon the Effective Date of the Plan, the authority to grant new awards under the Company’s 1998 Stock Incentive Plan shall terminate.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Award” means an Option, Stock Appreciation Right, Stock Unit, Stock Award, Bonus Shares, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(b) “Award Agreement” means the written instrument that sets forth the terms and conditions of an Award, including all amendments thereto.

(c) “Board” means the Company’s Board of Directors.

(d) “Bonus Shares” means a grant of shares of Stock described in Section 13.

(e) “Change in Control” shall be deemed to have occurred if:

(i) “Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors;

(ii) any person or group of persons (as defined in Rule 13d-5 under the Exchange Act) together with such person’s or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of the Company’s directors;

(iii) the merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or

(iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means (i) with respect to Awards to Employees, the Compensation Committee of the Board, a subcommittee thereof, or another committee appointed by the Board to administer the Plan, or its delegate, and (ii) with respect to Awards made to Non-Employee Directors, the Corporate Governance and Nominating Committee of the Board, a subcommittee thereof, or another committee appointed by the Board to administer the Plan with respect to Non-Employee Directors, or its delegate.

(h) “Company” means XTO Energy Inc. and its subsidiaries and affiliates.

(i) “Dividend Equivalent” means an Award described in Section 12.

(j) “Effective Date” of the Plan means the date the Plan is adopted by the Board, subject to approval of the Plan by the stockholders of the Company.

(k) “Employee” means an employee of the Company (including an officer or director who is also an employee).

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” means the per share price at which shares of Stock may be purchased under an Option, as designated by the Committee.

(n) “Fair Market Value” of Stock means, unless the Committee determines otherwise with respect to a particular Award, the average of the high and low sales price on the date of the Award or on the next business day, if such day is not a business day, or if no trading occurred on such day, then on the first day preceding such day on which trading occurred, of a share of Stock traded on the New York Stock Exchange, or any other public securities market selected by the Committee; provided, however, that, if shares of Stock shall not have been traded on the New York Stock Exchange or other public securities market for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the Fair Market Value of shares of Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Stock be less than its par value.

(o) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(p) “Non-Employee Director” means a member of the Board who is not an employee of the Company and includes advisory directors who are not employees of the Company.

(q) “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(r) “Option” means an Award to purchase shares of Stock described in Section 7.

(s) “Other Stock-Based Award” means any Award based on, measured by or payable in Stock (other than an Award described in Section 7, 8, 9, 10, 11, or 12 of the Plan) described in Section 13.

(t) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(u) “Plan” means this XTO Energy Inc. 2004 Stock Incentive Plan, as in effect from time to time.

(v) “Senior Executive” means the Chairman, the Chief Executive Officer, the President and any Executive Vice President of the Company.

(w) “Stock” means the common stock of the Company or any successor security.

(x) “Stock Appreciation Right” means an Award described in Section 8.

(y) “Stock Award” means an Award of Stock described in Section 10 and may be in the form of performance shares that vest based on performance or restricted shares that vest over time.

(z) “Stock Unit” means an Award of a unit representing a share of Stock described in Section 9 and may be in the form of phantom units that vest based on performance or that vest over time.

3.	Administration

(a)    Committee. The Plan shall be administered and interpreted by the Compensation Committee with respect to Awards to Employees. The Plan shall be administered and interpreted by the Corporate Governance and Nominating Committee with respect to Awards to Non-Employee Directors. The Committee, as applicable, that has authority with respect to a specific Award shall be referred to as the “Committee” with respect to that Award. Ministerial functions may be performed by an administrative committee composed of Employees appointed by the Committee.

(b)    Committee Authority. The Committee shall have the full power and express authority to (i) administer and interpret the Plan, (ii) make factual determinations, (iii) adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business, (iv) determine the Participants to whom Awards shall be made under the Plan, (v) determine the type, size and terms and other conditions of the Awards to be made to each such Participant, (vi) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (vii) amend the terms and conditions of any previously issued Award, subject to the provisions of Section 21, and (viii) deal with any other matters arising under the Plan.

(c)    Committee Determinations. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be final, conclusive, and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, in keeping with the objectives of the Plan, and need not be uniform as to similarly situated Participants.

(d)    Delegation of Committee Authority. The Committee may delegate any or all of its power and authority under this Section 3 relating to the selection of Employees for participation, the grant of Awards to Employees, and other actions under the Plan relating to Employees, to the extent permitted by applicable law and stock exchange requirements. Such delegation shall be made only to a Senior Executive or a committee of two or more Senior Executives. In the case of any such delegation, reference in the Plan to the Committee shall be deemed to include the Senior Executive or committee to which authority has been delegated with respect to Employees; provided, however, that the Committee may impose any term or limitation upon the exercise of such delegated authority not inconsistent with the Plan. The Committee may not make such delegation with respect to any Award granted to a Senior Executive. The Committee may delegate to officers or other Employees, subject to such terms as the Committee shall determine, the duty to perform ministerial functions under the Plan.

(e)    Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer of the Company or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or Employee acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or any Award, and all members of the Committee and any Senior Officer or other Employee acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.	Awards

(a)    Types of Awards. Awards under the Plan may consist of Options described in Section 7, Stock Appreciation Rights described in Section 8, Stock Units described in Section 9, Stock Awards described in Section 10, Bonus Shares described in Section 11, Dividend Equivalents described in Section 12 and Other Stock-Based Awards described in Section 13. All Awards shall be subject to such terms and conditions as the Committee may determine and as are specified in writing by the Committee in the Award Agreement.

(b)    Award Agreements. All Awards shall be evidenced by Award Agreements. All Awards shall be conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final, conclusive, and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award.

(c)    Minimum Vesting Provisions. All Awards can become exercisable or have restrictions that lapse based on the passage of time or achievement of designated performance criteria. Awards, other than Bonus Shares, which are not subject to achievement of performance-based criteria, will have a minimum vesting period of ratably over three years, subject to acceleration as described herein.

5.	Shares Subject to the Plan

(a)    Shares Authorized. The total aggregate number of shares of Stock that may be issued under the Plan is 18,000,000 shares, subject to adjustment. All shares of Stock that may be issued under the Plan may be granted in the form of Nonqualified Stock Options or Incentive Stock Options. The Company may not grant Awards if the total number of shares of Common Stock subject to outstanding options and unvested performance shares under the 1998 Stock Incentive Plan plus Awards under this Plan or any other stock incentive plan of the Company exceeds 6% of the total number of shares of Common Stock that the Company has issued and outstanding at any time any Awards are made.

(b)    Limit on “Full-Value” Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Stock that may be issued under the Plan in connection with “full-value” Awards, meaning Awards other than Options, SARs settled in cash, or Awards for which the Participant pays at least the Fair Market Value for the shares of Stock subject thereto, determined on the date of grant of the Award (in cash or other consideration designated as acceptable by the Committee), is 9,000,000 shares, subject to adjustment.

(c)    Source of Shares. Shares issued under the Plan may be authorized but unissued shares of Stock, treasury shares, or shares purchased by the Company on the open market for purposes of the Plan.

(d)    Share Counting. For administrative purposes, when the Committee makes an Award that may be payable in Stock, the Committee shall reserve shares equal to the maximum number of shares that may be issued under the Award. Any shares of Stock related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of shares, or (iii) are exchanged prior to the issuance of shares for Awards not settled in shares, shall not reduce or otherwise count against the share limits set forth above. If the Participant tenders previously-acquired shares of Stock in satisfaction of applicable withholding tax obligations or if any shares of Stock covered by an Award are not delivered to the Participant because such shares are withheld to satisfy applicable withholding tax obligations, such shares shall again be available for further Awards under the Plan. Awards paid in cash shall not count against the share limits described in subsection (a) and (b) above.

(e)    Individual Limits. All Awards under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock or share equivalents, or valued by reference to shares of Stock. The maximum aggregate number of shares of Stock with respect to which Options and SARs settled in cash may be granted under the Plan to any individual during any calendar year shall be 2,500,000 shares, subject to adjustment. The maximum aggregate number of shares of Stock with respect to which all Awards, other than Options, SARs settled in cash, and

Dividend Equivalents, may be granted under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment. A Participant may not accrue Dividend Equivalents during any calendar year in excess of the amount of dividends actually declared with respect to 2,500,000 shares, subject to adjustment. The maximum aggregate number of shares of Stock with respect to which Awards may be granted to any individual Non-Employee Director during any calendar year shall be 15,000 shares, subject to adjustment. The individual limits of this subsection (e) shall apply without regard to whether the Awards are to be paid in Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payments relate.

(f)    Adjustments. Subject to Section 19, if there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization, or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is reduced as a result of a spinoff or the Company’s payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of the Company other than cash, the maximum number and kind of shares of Stock available for issuance under the Plan, the maximum number and kind of shares of Stock available for issuance of “full-value” Awards, the maximum number and kind of shares of Stock for which any individual may receive Awards or Dividend Equivalents in any year, the number and kind of shares of Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

6.	Eligibility for Participation

(a)    Eligible Persons. Employees and Non-Employee Directors shall be eligible to participate in the Plan.

(b)    Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Awards.

7.	Options

(a)    General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 7. The Committee shall determine the number of shares of Stock that will be subject to each grant of Options. The Committee may grant Dividend Equivalents with respect to Options.

(b)    Type of Option, Price, and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price is not less than 110% of the Fair Market Value of the Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed seven years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c)    Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(d)    Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through broker-assisted cashless exercise arrangements, or (iv) by such other method as the Committee may approve. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time, if any, to avoid adverse accounting consequences to the Company with respect to the Option. Payment for shares of Stock to be issued pursuant to the exercise of an Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the shares.

(e)    Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Stock on the date of grant of Incentive Stock Options which first become exercisable by a Participant during any calendar year, under the Plan or any other plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8.	Stock Appreciation Rights

(a)    General Requirements. The Committee may grant Stock Appreciation Rights (“SARs”) to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 8. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, in cash, Stock or a combination of the two, the excess of (i) the Fair Market Value of a share of Stock on the date of exercise, over (ii) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be equal to or greater than the Fair Market Value of a share of Stock on the date the SAR is granted.

(b)    Terms of SARs. The Committee shall determine the time or times when an SAR may be exercised in whole or in part, the method of exercise, method of settlement, whether cash, Stock, or a combination of the two shall be payable to the Participant upon exercise, the method by which Stock will be delivered or deemed to be delivered to Participants, whether a SAR shall be in tandem with any other Award, and any other terms and conditions of a SAR.

9.	Stock Units

(a)    General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount of cash based upon the value of a share of Stock. All Stock Units shall be recorded in memo bookkeeping accounts for purposes of the Plan.

(b)    Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee. Stock Units may be paid at the end of a specified vesting or performance period. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Dividend Equivalents with respect to Stock Units.

(c)    Payment with Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, Stock, or a combination of the two, as determined by the Committee.

10.	Stock Awards

(a)    General Requirements. The Committee may issue shares of Stock to an Employee or Non-Employee Director under a Stock Award upon such terms and conditions as the Committee may determine under this Section 10, subject to restrictions or no restrictions, as determined by the Committee. Shares of Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria, including performance criteria, as the Committee may determine. The Committee shall determine the number of shares of Stock to be issued pursuant to a Stock Award.

(b)    Restrictions on Transfer. While shares of Stock subject to a Stock Award are subject to restrictions on transferability, a Participant may not sell, assign, transfer, pledge, or otherwise dispose of such shares except upon death as described in Section 17(a). Each certificate for a share of Stock subject to a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for shares of Stock subject to a Stock Award until all restrictions on such shares have lapsed. If non-certificated shares representing the Stock subject to a Stock Award are registered in the name of the Participant, such shares shall be maintained in a separate restricted share account subject to terms, conditions and restrictions of like effect.

(c)    Right to Vote and to Receive Dividends. Once shares of Stock subject to a Stock Award have been registered in the name of a Participant, the Participant shall have the right to vote such shares of Stock and to receive any dividends or other distributions paid on such shares during the restriction period. Dividends paid on Stock Awards are not considered Dividend Equivalents.

(d)    Purchase of Stock by the Company. On the date all restrictions on shares of Stock subject to a Stock Award have lapsed, subject to the approval by the Committee, the Participant may request the Company to purchase some or all of the Participant’s shares subject to the Stock Award at the Fair Market Value on the date the Committee determines that the restrictions have lapsed. Within seven business days after receipt of the Participant’s request, the Committee will inform the Participant of its decision whether to approve the purchase of such shares of Stock.

11.	Bonus Shares and Awards in Lieu of Other Cash Obligations

The Committee may grant shares of Stock as a bonus, or grant shares of Stock or other Awards in lieu of Company obligations to pay cash or grant awards under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

12.	Dividend Equivalents.

(a)    General Requirements. When the Committee makes an Award, the Committee may grant Dividend Equivalents in connection with the Award, under such terms and conditions as the Committee may determine under this Section 12. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The amount to be paid under a Dividend Equivalent shall be determined by multiplying the number of shares of Stock subject to an Award by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock.

(b)    Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash, Stock, or a combination of the two, as determined by the Committee.

13.	Other Stock-Based Awards

The Committee may grant other Awards not specified in Sections 7, 8, 9, 10, 11 and 12 that are based on, measured by, or payable in Stock to Employees or Non-Employee Directors on such terms and conditions as the Committee may determine under this Section 13. Other Stock-Based Awards may be payable in cash, Stock, or a combination of the two, as determined by the Committee. The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards.

14.	Qualified Performance-Based Awards

(a)    Designation as Qualified Performance-Based Awards. The Committee may determine that Options, SARs, Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code, in which case the provisions of this Section 14 shall apply to such Awards.

(b)    Performance Goals. When Awards are made under this Section 14, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum number of shares of Stock or amount of cash that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation.” The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

(c)    Business Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following business criteria: market price of the Stock, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, stockholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, finding and development costs, overhead costs, general and administration expense, or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures. The targeted level or levels of performance with respect to such goals may be established at such levels and in such terms as the Committee may determine, including in absolute terms or per share terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The performance goals may relate to one or more regions or districts or may relate to the performance of the Company as a whole, individual performance, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d)    Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

(e)    Certification of Results. The Committee shall certify the performance results for the performance period for the Award after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award. Certification by the Committee is not required for compensation that is attributable solely to the increase in the value of the Stock.

(f)    Death, Disability or Other Circumstances. The Committee may provide that Awards under this Section 14 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control, or under other circumstances consistent with the applicable regulations under Section 162(m) of the Code.

15.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Award. Awards that are not paid currently shall be recorded as payable on the Company’s records for the Plan.

16.	Withholding of Taxes

(a)    Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state, or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from wages or other amounts payable by the Company the amount of any withholding taxes due with respect to such Awards.

(b)    Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Awards paid in Stock by having shares withheld at the time such Awards become taxable. Shares may not be withheld in an amount that would result in additional compensation being recorded by the Company in its financial statements. The election must be in a form and manner prescribed by the Committee.

17.	Transferability of Awards

(a)    Restrictions on Transfer. Except as described in subsection (b), only the Participant is entitled to any rights under an Award during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to the Company of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)    Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided, however, that the Participant receives no consideration for the transfer of the Options and the transferred Options shall continue to be subject to the same terms and conditions as were applicable to the Options immediately before the transfer.

18.	Death, Disability, Retirement, and Other Termination of Employment or Service

Unless otherwise determined by the Committee:

(a)    Employee Nonqualified Stock Options and Stock Appreciation Rights.

(i) Upon the death of an Employee, any Nonqualified Stock Option or SAR shall vest immediately on the date of death and may be exercised by the Employee’s estate, or by a person who acquires the right to exercise such Nonqualified Stock Option or SAR by bequest or inheritance or by reason of the death of the Employee; provided, however, that such exercise occurs within both (x) the remaining term of the Nonqualified Option or SAR and (y) one year after such death. The provisions of this Section shall apply notwithstanding that the Employee’s employment may have terminated prior to death, but the Nonqualified Stock Options and SARs shall only be exercisable to the extent any rights exercisable on the date of termination of the Employee’s employment remained exercisable on the date of death.

(ii) Upon termination of an Employee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), the Employee may exercise any Nonqualified Stock Option or SAR to the extent exercisable on the date of termination of the Employee’s employment; provided, however, such exercise occurs within both (x) the remaining term of the Nonqualified Option or SAR and (y) one year after such termination.

(iii) In the event of the termination of an Employee’s employment for cause (as determined by the Committee), all Nonqualified Stock Options and SARs shall terminate immediately upon the termination of the Employee’s employment.

(iv) Upon termination of an Employee’s employment by reason other than death, retirement, disability, or cause, the Employee may exercise any Nonqualified Stock Option or SAR, to the extent exercisable on the date of termination of the Employee’s employment; provided, however, such exercise occurs within both (x) the remaining term of the Nonqualified Option or SAR and (y) 90 days after the date of termination.

(b)    Incentive Stock Options

(i) Upon the death of an Employee, any Incentive Stock Option will vest immediately on the date of death and may be exercised by the Employee’s estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Employee; provided, however, that such exercise occurs within both (x) the remaining term of the Incentive Stock Option and (y) one year after the Employee’s death. The provisions of this Section shall apply notwithstanding that the Employee’s employment may have terminated prior to death, but the Incentive Stock Options shall only be exercisable to the extent any Incentive Stock Options exercisable on the date of termination of the Employee’s employment remained exercisable on the date of death.

(ii) Upon termination of an Employee’s employment by reason of permanent disability or retirement (as each is determined by the Committee), the Employee may exercise any Incentive Stock Option, to the extent exercisable on the date of termination of the Employee’s employment; provided, however, such exercise occurs within both (x) the remaining term of the Incentive Stock Option and (y) one year after such termination.

(iii) Except as provided in (b)(i) and (b)(ii) or otherwise determined by the Committee, all Incentive Stock Options shall terminate immediately upon the termination of the Employee’s employment.

(iv) Notwithstanding the terms of the Award, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option shall not be available to an Employee who exercises any Incentive Stock Option more than one year after the date of termination of employment due to death or permanent disability or three months after the date of termination of employment due to retirement.

(c)    Other Employee Awards. Upon the death of an Employee all Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards shall vest immediately. Unless the Award provides for vesting upon disability, retirement, or other termination of employment, upon any such termination of employment of an Employee prior to vesting of Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards, all such outstanding and unvested Awards to the Participant shall be canceled, shall not vest, and shall be returned to the Company.

(d)    Non-Employee Directors. When a Non-Employee Director does not continue as a director of the Company for any reason (other than in the event of death), the Non-Employee Director may thereafter exercise only those Options and SARs that were exercisable upon the date that the director ceased to be a director and only during the period occurring within two years after such date. The provisions of Section 18(a)(i) relating to the death of an Employee shall also apply to Options and SARs granted to Non-Employee Directors. The provisions of Section 18(c) shall also apply to all other Awards to Non-Employee Directors.

19.	Consequences of a Change in Control

(a)    Vesting of Awards. Upon a Change in Control, all outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards shall lapse. Such acceleration or lapse shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(b)    Assumption of Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options and SARs that are not exercised prior to the Change in Control shall be assumed by, or replaced with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Awards shall remain outstanding after the Change in Control and be converted to comparable awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such assumption or replacement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(c)    Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Stock, or a combination of the two, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or grant price, and (ii) with respect to Participants holding Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards, the Committee may determine that such Participants shall receive payment in settlement of such Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee. Such surrender or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(d)    Other Transactions. The Committee may provide in an Award that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change in Control for purposes of the Award, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

(e)    Committee. The Committee making the determinations under this Section 19 following a Change in Control must be composed of the same members as those of the Committee immediately before the Change in Control. If the Committee members do not meet this requirement, the automatic provision of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

20.	Requirements for Issuance of Shares

No shares of Stock shall be issued in connection with any Award unless and until all legal and stock exchange requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award made on the Participant’s undertaking in writing to comply with such restrictions on the Participant’s subsequent disposition of such shares as the Committee shall determine, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

21.	Amendment and Termination of the Plan

(a)    Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such amendment is material and approval is required in order to comply with the Code or applicable laws or stock exchange requirements. No amendment or termination of the Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award previously made to the Participant, unless such right has been reserved in the Plan or the Award, or except as provided in Section 22(b). An amendment to the Plan shall not be considered material if it curtails rather than expands the scope of the Plan.

(b)    No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit such repricing, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(c)    Termination of the Plan. No Awards shall be made after the fifth anniversary of the date upon which stockholders of the Company have approved the Plan. The Plan shall remain in effect thereafter in accordance with its terms until such time as the Company has no further rights or obligations under the Plan with respect to outstanding Awards, unless the Plan is earlier terminated by the Board.

(e)    Termination of 1998 Plan. Upon the Effective Date of the Plan, the authority to grant new awards under the Company’s 1998 Stock Incentive Plan shall terminate. In other respects, the 1998 Stock Incentive Plan will remain in effect in accordance with its terms with respect to outstanding awards.

22.	Miscellaneous

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Such additional, tandem, and substituted or exchanged Awards may be granted at any time. The Committee may determine that, in granting a new Award, the intrinsic value of any surrendered Awards or awards under another plan or issued by a business entity being acquired may be applied to reduce the Exercise Price of any Option, grant price of any SAR, or purchase price of any other Award. “Substitute Awards” shall mean Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

(b)    Compliance with Law and Stock Exchange Requirements. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Stock under Awards shall be subject to all applicable laws and stock exchange requirements and to approvals by any governmental or regulatory agency or stock exchange as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange requirements or modify an Award to bring it into compliance with any government regulation or stock exchange requirements. The Committee may agree to limit its authority under this Section.

(c)    Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d)    Unfunded Status of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any Awards. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company, the Board, or the Committee and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)    Rights of Participants. Nothing in this Plan shall entitle any Employee, Non Employee Director or other person to claim a right to receive an Award. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(f)    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)    Governing Law. The validity, construction, interpretation, and effect of the Plan and Award Agreements shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

PROXY

XTO Energy Inc.

810 Houston Street, Fort Worth, Texas 76102

This Proxy is solicited by the Board of Directors of XTO Energy Inc.

for the Special Meeting of Stockholders on November 16, 2004

The undersigned hereby appoints Bob R. Simpson and Virginia N. Anderson and each of them as Proxies, each with the power to appoint a substitute, and hereby authorizes each of them to vote all shares of XTO Energy Inc. Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, November 16, 2004, in the Camellia I Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, or at any adjournment thereof, upon the matter set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted for the matter listed herein. As to such other matters that may properly come before the Special Meeting of Stockholders, this Proxy will be voted by the Proxies listed above according to their discretion.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your XTO Energy Inc. account online.

Access your XTO Energy Inc. stockholder account online via Investor Service Direct® (ISD).

Mellon Investor Services LLC, Transfer Agent for XTO Energy Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MATTER LISTED BELOW.

Please Mark Here ☐
for Address Change
Or Comments
SEE REVERSE SIDE

1. Approval of the XTO Energy Inc. 2004 Stock Incentive Plan.

        FOR                AGAINST                 ABSTAIN

          ☐                          ☐                               ☐

Please mark your vote as indicated in this example.

☒

SIGNATURE	SIGNATURE	DATE

Please sign EXACTLY as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, sign in corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,

signed and returned your proxy card.

Internet http://www.eproxy.com/xto		Telephone 1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.